TIAA Seasoned Commercial Mortgage Trust 2007-C4

TIAA Seasoned Commercial Mortgage Trust 2007-C4

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-C4

Classes A-1, A-2, A-3, A-1A, A-J, B, C, D, E and F

$1,979,530,000 (APPROXIMATE TOTAL PRINCIPAL BALANCE)

LEHMAN BROTHERS

LEHMAN BROTHERS

Morgan Stanley

Morgan Stanley

THE INFORMATION IN THIS FREE WRITING PROSPECTUS MAY BE AMENDED AND/OR SUPPLEMENTED PRIOR TO THE TIME OF SALE. THE INFORMATION IN THIS FREE WRITING PROSPECTUS SUPERSEDES ANY CONTRARY INFORMATION IN ANY PRIOR VERSIONS HEREOF AND WILL BE SUPERSEDED BY ANY CONTRARY INFORMATION IN ANY SUBSEQUENT FREE WRITING PROSPECTUSES CONVEYED PRIOR TO THE TIME OF SALE. IN ADDITION, CERTAIN INFORMATION REGARDING THE SUBJECT SECURITIES IS NOT YET AVAILABLE AND, ACCORDINGLY, HAS BEEN OMITTED FROM THIS FREE WRITING PROSPECTUS. THIS FREE WRITING PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITY OTHER THAN THE OFFERED CERTIFICATES, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE OFFERED CERTIFICATES TO ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION TO SUCH PERSON. THE DISTRIBUTION OF THIS FREE WRITING PROSPECTUS AND THE OFFER OR SALE OF THE OFFERED CERTIFICATES MAY BE RESTRICTED BY LAW IN CERTAIN JURISDICTIONS. PERSONS INTO WHOSE POSSESSION THIS FREE WRITING PROSPECTUS OR ANY OF THE OFFERED CERTIFICATES COME MUST INFORM THEMSELVES ABOUT, AND OBSERVE, ANY SUCH RESTRICTIONS. EACH PROSPECTIVE PURCHASER OF THE OFFERED CERTIFICATES MUST COMPLY WITH ALL APPLICABLE LAWS AND REGULATIONS IN FORCE IN ANY JURISDICTION IN WHICH IT PURCHASES, OFFERS OR SELLS THE OFFERED CERTIFICATES OR POSSESSES OR DISTRIBUTES THIS FREE WRITING PROSPECTUS AND MUST OBTAIN ANY CONSENT, APPROVAL OR PERMISSION REQUIRED BY IT FOR THE PURCHASE, OFFER OR SALE BY IT OF THE OFFERED CERTIFICATES UNDER THE LAWS AND REGULATIONS IN FORCE IN ANY JURISDICTION TO WHICH IT IS SUBJECT OR IN WHICH IT MAKES SUCH PURCHASES, OFFERS OR SALES, AND NEITHER THE DEPOSITOR NOR ANY OF THE UNDERWRITERS HAVE ANY RESPONSIBILITY WITH RESPECT THERETO. THIS FREE WRITING PROSPECTUS WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASES, ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS. THE ACTUAL AMOUNT, RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS MAY BE DIFFERENT THAN ANTICIPATED, AND THEREFORE THE PAYMENTS OR YIELD INFORMATION REGARDING THE CERTIFICATES MAY BE DIFFERENT FROM THE INFORMATION PROVIDED HEREIN. THE UNDERWRITERS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR OR SOLICIT INVESTMENT BANKING BUSINESS FROM ANY COMPANY NAMED IN THE INFORMATION HEREIN. THE UNDERWRITERS AND/OR THEIR EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CONTRACT OR SECURITY DISCUSSED HEREIN.

THE INFORMATION IN THIS FREE WRITING PROSPECTUS MAY BE AMENDED AND/OR SUPPLEMENTED PRIOR TO THE TIME OF SALE. THE INFORMATION IN THIS FREE WRITING PROSPECTUS SUPERSEDES ANY CONTRARY INFORMATION IN ANY PRIOR VERSIONS HEREOF AND WILL BE SUPERSEDED BY ANY CONTRARY INFORMATION IN ANY SUBSEQUENT FREE WRITING PROSPECTUSES CONVEYED PRIOR TO THE TIME OF SALE. IN ADDITION, CERTAIN INFORMATION REGARDING THE SUBJECT SECURITIES IS NOT YET AVAILABLE AND, ACCORDINGLY, HAS BEEN OMITTED FROM THIS FREE WRITING PROSPECTUS. THIS FREE WRITING PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITY OTHER THAN THE OFFERED CERTIFICATES, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE OFFERED CERTIFICATES TO ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION TO SUCH PERSON. THE DISTRIBUTION OF THIS FREE WRITING PROSPECTUS AND THE OFFER OR SALE OF THE OFFERED CERTIFICATES MAY BE RESTRICTED BY LAW IN CERTAIN JURISDICTIONS. PERSONS INTO WHOSE POSSESSION THIS FREE WRITING PROSPECTUS OR ANY OF THE OFFERED CERTIFICATES COME MUST INFORM THEMSELVES ABOUT, AND OBSERVE, ANY SUCH RESTRICTIONS. EACH PROSPECTIVE PURCHASER OF THE OFFERED CERTIFICATES MUST COMPLY WITH ALL APPLICABLE LAWS AND REGULATIONS IN FORCE IN ANY JURISDICTION IN WHICH IT PURCHASES, OFFERS OR SELLS THE OFFERED CERTIFICATES OR POSSESSES OR DISTRIBUTES THIS FREE WRITING PROSPECTUS AND MUST OBTAIN ANY CONSENT, APPROVAL OR PERMISSION REQUIRED BY IT FOR THE PURCHASE, OFFER OR SALE BY IT OF THE OFFERED CERTIFICATES UNDER THE LAWS AND REGULATIONS IN FORCE IN ANY JURISDICTION TO WHICH IT IS SUBJECT OR IN WHICH IT MAKES SUCH PURCHASES, OFFERS OR SALES, AND NEITHER THE DEPOSITOR NOR ANY OF THE UNDERWRITERS HAVE ANY RESPONSIBILITY WITH RESPECT THERETO. THIS FREE WRITING PROSPECTUS WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASES, ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS. THE ACTUAL AMOUNT, RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS MAY BE DIFFERENT THAN ANTICIPATED, AND THEREFORE THE PAYMENTS OR YIELD INFORMATION REGARDING THE CERTIFICATES MAY BE DIFFERENT FROM THE INFORMATION PROVIDED HEREIN. THE UNDERWRITERS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR OR SOLICIT INVESTMENT BANKING BUSINESS FROM ANY COMPANY NAMED IN THE INFORMATION HEREIN. THE UNDERWRITERS AND/OR THEIR EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CONTRACT OR SECURITY DISCUSSED HEREIN.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

ANY LEGENDS, DISCLAIMERS OR OTHER NOTICES OR LANGUAGE THAT MAY APPEAR IN THE TEXT OF, AT THE TOP OR BOTTOM OF, OR ATTACHED TO, AN EMAIL COMMUNICATION TO WHICH THIS MATERIAL MAY HAVE BEEN ATTACHED, THAT ARE SUBSTANTIALLY SIMILAR TO OR IN THE NATURE OF THE FOLLOWING DISCLAIMERS, STATEMENTS OR LANGUAGE, ARE NOT APPLICABLE TO THESE MATERIALS AND SHOULD BE DISREGARDED: (I) DISCLAIMERS REGARDING ACCURACY OR COMPLETENESS OF THE INFORMATION CONTAINED HEREIN OR RESTRICTIONS AS TO RELIANCE ON THE INFORMATION CONTAINED HEREIN BY INVESTORS; (II) DISCLAIMERS OF RESPONSIBILITY OR LIABILITY; (III) STATEMENTS REQUIRING INVESTORS TO READ OR ACKNOWLEDGE THAT THEY HAVE READ OR UNDERSTAND THE REGISTRATION STATEMENT OR ANY DISCLAIMERS OR LEGENDS; (IV) LANGUAGE INDICATING THAT THIS COMMUNICATION IS NEITHER A PROSPECTUS NOR AN OFFER TO SELL OR A SOLICITATION OR AN OFFER TO BUY; (V) STATEMENTS THAT THIS INFORMATION IS PRIVILEGED, CONFIDENTIAL OR OTHERWISE RESTRICTED AS TO USE OR RELIANCE; AND (VI) A LEGEND THAT INFORMATION CONTAINED IN THESE MATERIALS WILL BE SUPERSEDED OR CHANGED BY THE FINAL PROSPECTUS, IF THE FINAL PROSPECTUS IS NOT DELIVERED UNTIL AFTER THE DATE OF THE CONTRACT FOR SALE. SUCH LEGENDS, DISCLAIMERS OR OTHER NOTICES HAVE BEEN AUTOMATICALLY GENERATED AS A RESULT OF THESE MATERIALS HAVING BEEN SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

NOTICE TO RESIDENTS OF KOREA

NOTICE TO RESIDENTS OF KOREA

THE SECURITIES TO WHICH THESE MATERIALS RELATE (THE “SUBJECT SECURITIES”) HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES AND EXCHANGE ACT OF KOREA AND NONE OF THE SUBJECT SECURITIES MAY BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN KOREA OR TO ANY RESIDENT OF KOREA OR TO ANY PERSONS FOR THE REOFFERING OR RESALE, DIRECTLY OR INDIRECTLY, IN KOREA OR TO ANY RESIDENT OF KOREA, EXCEPT PURSUANT TO APPLICABLE LAWS AND REGULATIONS OF KOREA. NONE OF LEHMAN BROTHERS INC., MORGAN STANLEY & CO. INCORPORATED, TEACHERS INSURANCE AND ANNUITY ASSOCIATION OR ANY OF THEIR RESPECTIVE AFFILIATES MAKES ANY REPRESENTATION WITH RESPECT TO THE ELIGIBILITY OF ANY RECIPIENTS OF THESE MATERIALS OR OF THE SUBJECT SECURITIES TO ACQUIRE THE SUBJECT SECURITIES UNDER THE LAWS OF KOREA, INCLUDING, WITHOUT LIMITATION, THE FOREIGN EXCHANGE TRANSACTION REGULATIONS OF KOREA. IN ADDITION, ANY RECIPIENT OR PURCHASER OF THE SUBJECT SECURITIES REPRESENTS THAT IT IS PURCHASING OR ACQUIRING THE SUBJECT SECURITIES AS PRINCIPAL FOR ITS OWN ACCOUNT. FOR A PERIOD OF ONE YEAR FROM THE ISSUE DATE OF THE SUBJECT SECURITIES, NEITHER THE HOLDER OF THE SUBJECT SECURITIES NOR ANY RESIDENT OF KOREA MAY TRANSFER THE SUBJECT SECURITIES IN KOREA OR TO ANY RESIDENT OF KOREA UNLESS SUCH TRANSFER INVOLVES ALL OF THE SUBJECT SECURITIES HELD BY IT. ALSO, FOR A PERIOD OF ONE YEAR FROM THE ISSUE DATE OF THE SUBJECT SECURITIES, THE FACE AMOUNT OF EACH CERTIFICATE REPRESENTING THE SUBJECT SECURITIES HELD BY A RESIDENT OF KOREA SHALL NOT BE SUBDIVIDED INTO MORE THAN ONE SUCH CERTIFICATE REPRESENTING THE SUBJECT SECURITIES. FURTHERMORE, THE PURCHASER OF THE SUBJECT SECURITIES SHALL COMPLY WITH ALL APPLICABLE REGULATORY REQUIREMENTS (INCLUDING BUT NOT LIMITED TO REQUIREMENTS UNDER THE FOREIGN EXCHANGE TRANSACTION LAWS) IN CONNECTION WITH THE PURCHASE OF THE SUBJECT SECURITIES. FOR THE AVOIDANCE OF DOUBT, IT IS THE SOLE RESPONSIBILITY OF THE RECIPIENT OR PURCHASER OF THE SUBJECT SECURITIES TO DETERMINE WHETHER SUCH RECIPIENT OR PURCHASER IS ELIGIBLE FOR THE ACQUISITION OF THE SUBJECT SECURITIES UNDER APPLICABLE LAWS AND REGULATIONS OF KOREA, AND WHETHER SUCH RECIPIENT OR PURCHASER WILL HAVE COMPLIED WITH ALL APPLICABLE KOREAN LEGAL AND REGULATORY REQUIREMENTS IN CONNECTION WITH THE PURCHASE OF THE SUBJECT SECURITIES.

NOTICE TO RESIDENTS OF GERMANY

Table of Contents

Transaction Highlights

Transaction Highlights

Structural Highlights

Collateral Pool Highlights

Investment Grade and Significant Mortgage Loans

Investor Reporting

Transaction Highlights

Transaction Highlights

Transaction Highlights

Transaction Highlights

Transaction Highlights

Transaction Highlights

Transaction Highlights

Transaction Highlights

Transaction Highlights

Transaction Highlights

Transaction Highlights

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Transaction Highlights

Teachers Insurance and Annuity Association of America (“TIAA”) is a life insurance company founded in 1918 by the Carnegie Foundation for the Advancement of Teaching and is the sole sponsor of this transaction. TIAA underwrote and originated all of the Mortgage Loans either through its Mortgage Acquisition Program (“MAP Program”) or its general account Portfolio (“Portfolio”).

Teachers Insurance and Annuity Association of America (“TIAA”) is a life insurance company founded in 1918 by the Carnegie Foundation for the Advancement of Teaching and is the sole sponsor of this transaction. TIAA underwrote and originated all of the Mortgage Loans either through its Mortgage Acquisition Program (“MAP Program”) or its general account Portfolio (“Portfolio”).

TIAA has 60 years of experience in the real estate business and interest in commercial mortgages and properties located across the U.S. and internationally.

As of December 31, 2006, TIAA’s general account had a commercial mortgage and real property portfolio of approximately $25.2 billion.

Experienced Real Estate Fixed Income Professionals

Transaction Highlights

Transaction Highlights

The Mortgage Loans were originated by TIAA through separate programs. The MAP Program utilized a dedicated outsourced team to source commercial mortgage loan opportunities through the TIAA correspondent network and the program generally focused on small balance commercial mortgage loans. TIAA’s Portfolio program focused on larger balance commercial mortgage loans. Both programs utilized similar underwriting procedures and required internal TIAA approval for all such mortgage loans.

The Mortgage Loans were originated by TIAA through separate programs. The MAP Program utilized a dedicated outsourced team to source commercial mortgage loan opportunities through the TIAA correspondent network and the program generally focused on small balance commercial mortgage loans. TIAA’s Portfolio program focused on larger balance commercial mortgage loans. Both programs utilized similar underwriting procedures and required internal TIAA approval for all such mortgage loans.

TIAA has been participating in the securitization of commercial mortgage loans since 2001. As a mortgage loan seller, TIAA originates or acquires commercial mortgage loans and participates in the securitization of such mortgage loans by transferring the mortgage loans to a securitization depositor or another entity that acts in a similar capacity. Multiple mortgage loan seller transactions in which TIAA has participated includes the “LB-UBS” and “IQ” programs, in which Structured Asset Securities Corporation II and Morgan Stanley Capital I Inc., respectively, have acted as depositor.

The Mortgage Loans include most of the MAP loans remaining in TIAA’s portfolio. These smaller balance commercial mortgage loans are less efficient and more expensive to monitor, and TIAA has made a tactical decision to securitize the remaining small balance MAP loans. Portfolio loans were added to strategically manage TIAA’s mortgage exposure as well as optimize the overall Mortgage Pool.

TIAA Commercial Mortgage Securitization Program

Transaction Highlights

Structural Highlights

Structural Highlights

Offered Certificates(1)

Structural Highlights

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The foregoing table is not drawn to reflect the relative sizes of classes.

100% of all scheduled and unscheduled payments of principal received with respect to the Mortgage Loans constituting Loan Group No. 1 will generally be applied to make distributions of principal to the Class A-1, A-2 and A-3 Certificates prior to being applied to make any distributions of principal to the Class A-1A Certificates, unless and until Classes A-J through T have all been reduced to zero, in which case distributions of principal on the Class A-1, Class A-2, Class A-3 and Class A-1A Certificates will be pro rata.

Loan Group 1

Approximately $1,979,428,163

Commercial Loans

Loan Group 2

Approximately $112,562,002

Multifamily Loans

Class A-1(2)

Class A-3(2)

Class A-2(2)

Class A-1A(3)

Class D

Class C

Class B

Class E

Class F

Class A-J

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Structural Highlights

Bond Structure

Structural Highlights

Structural Highlights

Bond Structure (cont.)

Structural Highlights

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The Non-Offered Certificates are not offered by this free writing prospectus, the Offering Prospectus or the Base Prospectus.

Represents total notional amount which is to be determined. The total notional amount of the Class X Certificates will equal the total principal balance of the Class A-1, A-2, A-3, A-1A, A-J, B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S and T Certificates. The Class X Certificates do not have principal balances. See “Description of the Offered Certificates—General” in the Offering Prospectus.

Represents the total principal balance of all more subordinate Classes of Certificates shown in the table on the preceding page, expressed as a percentage of the Initial Mortgage Pool Balance.

Presented on an aggregate basis for the Class A-1, A-2, A-3 and A-1A Certificates.

To be determined. The applicable pass-through rate could be any of the following: (a) a specified fixed rate; (b) the Pool WAC (as defined below); (c) the Pool WAC minus a specified percentage; and (d) the lesser of (i) the Pool WAC and (ii) a specified fixed rate. See “Description of the Offered Certificates—Payments—Calculation of Pass-Through Rates” in the Offering Prospectus.

The Class X Certificates accrue interest on their notional amounts at the weighted average of a certain strip rates. See “Description of the Offered Certificates—Payments—Calculation of Pass-Through Rates” in the Offering Prospectus.

For any Distribution Date, if the weighted average of certain net interest rates on the Mortgage Loans (the “Pool WAC”) is less than a specified fixed rate for the subject Class, then the applicable pass-through rate in effect for that Class will equal the Pool WAC. See “Description of the Offered Certificates—Payments—Calculation of Pass-Through Rates” in the Offering Prospectus.

Calculated assuming, among other things, 0% CPR and no defaults or losses. Also based on Modeling Assumptions set forth in glossary to the Offering Prospectus. Any deviation from these assumptions can result in a different (and, possibly, a materially different) weighted average life and/or principal window for any Class of Certificates. No representation is made as to the reasonableness of these assumptions.

Represents the weighted average life of each dollar reduction in notional amount.

Structural Highlights

Structural Highlights

Structural Highlights

Structural Highlights

Structural Highlights

Structural Highlights

Structural Highlights

Structural Highlights

Structural Highlights

Structural Highlights

Structural Highlights

Call Protection(1)(2)

Structural Highlights

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As of the Cut-Off Date. See “Description of the Mortgage Pool—Terms and Conditions of the Underlying Mortgage Loans—Prepayment Provisions” in the Offering Prospectus.

Prepayments could occur in limited circumstances even during initial lockout period or lockout & defeasance period.

Percent of Initial Mortgage Pool Balance.

For Mortgage Loans with yield maintenance periods prior to defeasance, the defeasance periods after yield maintenance are not included.

Structural Highlights

Prepayment Provisions(1)

Structural Highlights

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Represents percentage of then outstanding principal balance of Mortgage Pool as of the date shown assuming, among other things, no prepayments, defaults or losses. The table was generated based on the Modeling Assumptions specified in the glossary to the Offering Prospectus.

Collateral Pool Highlights

Collateral Pool Highlights

The Collateral Pool exhibits strong credit characteristics:

The Collateral Pool exhibits strong credit characteristics:

High Concentration of Quality Loans: 45.3% of the Collateral Pool is Investment Grade(1)

Low Leverage: Over 76.0% of the Collateral Pool has a 65.0% LTV or lower

Significant Amortization:

92.4% of the Collateral Pool contains amortization

3.5% of the Collateral Pool is self-amortizing

High DSCR: Over 23.5% of the Collateral Pool has a 2.00x DSCR or higher

Strong Payment History

4.6 Year Weighted Average Seasoning Portfolio loans

3.1 Year Weighted Average Seasoning MAP loans

Representations and Warranties provided by TIAA (a AAA/Aaa/AAA rated entity by S&P, Moody’s and Fitch, respectively)

Pool Highlights

Collateral Pool Highlights

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Collateral Pool Highlights

Sponsors of properties securing certain significant mortgage loans and the Investment Grade Loans in the TIAA Seasoned Commercial Mortgage Trust 2007-C4 transaction include:

Sponsors of properties securing certain significant mortgage loans and the Investment Grade Loans in the TIAA Seasoned Commercial Mortgage Trust 2007-C4 transaction include:

San Francisco Employees’ Retirement System

Kimco Income Fund I, L.P.

EJM Development Company

New York State Teachers Retirement System; Inland Real Estate Corporation

Clark Enterprises, Inc.

Corporate Office Properties Trust, L.P.

Pool Highlights (cont.)

Collateral Pool Highlights

Collateral Pool Highlights

The Mortgage Pool includes 50 Mortgage Loans (representing 45.3% of the Initial Mortgage Pool Balance) that S&P and/or Fitch have each confirmed in the context of their inclusion in the Trust, the credit characteristics that are consistent with obligations rated investment grade (such 50 Mortgage Loans, the “Investment Grade Loans”).

The Mortgage Pool includes 50 Mortgage Loans (representing 45.3% of the Initial Mortgage Pool Balance) that S&P and/or Fitch have each confirmed in the context of their inclusion in the Trust, the credit characteristics that are consistent with obligations rated investment grade (such 50 Mortgage Loans, the “Investment Grade Loans”).

Collateral Pool Highlights

Pool Composition

Collateral Pool Highlights

Collateral Pool Highlights

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Expressed as a percentage of the Initial Mortgage Pool Balance.

Includes office, retail and industrial/warehouse properties leased to one tenant that occupies 90% or more of the particular property.

Collateral Pool Highlights

Collateral Pool Highlights

Collateral Pool Highlights

Collateral Pool Highlights

Pool Characteristics

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Percentages based on allocated loan amount per property.

No other state represents more than 4.1% of the Initial Mortgage Pool Balance.

Investment Grade and Significant Mortgage Loans

Investment Grade and Significant Mortgage Loans

Investment Grade Loans(1)

Investment Grade and Significant Mortgage Loans

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Investment Grade and Significant Mortgage Loans

Investment Grade Loans (cont.)(1)

Investment Grade and Significant Mortgage Loans

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Investment Grade and Significant Mortgage Loans

Investment Grade Loans

Investment Grade and Significant Mortgage Loans

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S&P and/or Fitch have each confirmed in the context of their inclusion in the Trust, the credit characteristics that are consistent with obligations rated investment grade (such 50 Mortgage Loans, the “Investment Grade Loans”).

Calculated based on U/W NCF and debt service constant or interest rate, as applicable.

Calculated based on Cut-Off Date Balance and the related appraised value or with respect to mortgaged real properties where an appraisal has not been conducted after January 1, 2006, the estimated market values were used.

S&P and Fitch have confirmed to us that the ratings in this column reflect an assessment by each such rating agency that, in the context of the inclusion of the subject Mortgage Loan in the Trust, the credit characteristics consistent with the specified ratings.

The 1000 Broadway Mortgage Loan with a cut-off date principal balance of $29,178,803 and the Fox Tower Mortgage Loan with a cut-off date principal balance of $91,566,409 are cross-collateralized and cross defaulted.

1000/Fox Portfolio

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S&P and Fitch have confirmed to us that these ratings reflect an assessment by each such rating agency that, in the context of the inclusion of the 1000/Fox Portfolio Mortgage Loan in the Trust, its credit characteristics are consistent with the obligations that are so rated. The 1000 Broadway Mortgage Loan is rated AAA and the Fox Tower Mortgage Loan is rated BBB+ by S&P.

The 1000 Broadway Mortgage Loan with a cut-off date principal balance of $29,178,803 and the Fox Tower Mortgage Loan with a cut-off date principal balance of $91,566,409 are cross-collateralized and cross defaulted.

Reflects the blended interest rate for the 1000/Fox Portfolio Mortgage Loan. The interest rate for the 1000 Broadway Mortgage Loan is 7.850% per annum. The blended interest rate of the Fox Tower Mortgage Loan is 8.192% per annum. The Fox Tower Loan consists of two pari-passu notes: (i) an $80,000,000 note with an interest rate of 8.650% per annum; and (ii) a $16,000,000 note with an interest rate of 5.90% per annum. Upon the maturity of the 1000 Broadway Mortgage Loan, the interest rate of the 1000/Fox Portfolio Mortgage Loan will increase to 8.192% per annum.

The 1000 Broadway Mortgage Loan matures on October 1, 2009 and the Fox Tower Mortgage Loan matures on June 1, 2011.

Reflects the blended term to maturity for the 1000/Fox Portfolio Mortgage Loan. The 1000 Broadway Mortgage Loan has a 27-month term to maturity and the Fox Tower Mortgage Loan has a 47-month term to maturity.

The 1000 Broadway Mortgaged Property was built in 1992 and the Fox Tower Mortgaged Property was built in 2000.

Investment Grade and Significant Mortgage Loans

Investment Grade and Significant Mortgage Loans

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The five major tenants are ranked by approximate square feet.

The percentages of total base revenues are based on in-place underwritten base rental revenues.

Reflects in-place base rent.

Credit ratings are those by S&P and Moody’s, respectively, and may reflect the parent company rating even though the parent company may have no obligations under the related lease. NR means not rated.

Three tenants (Moss Adams – 57,870, Cosgrave Vergeer – 19,290 and Cap Comm Group – 5,283) sublease 82,443 square feet of space from Louisiana Pacific.

Regal Entertainment occupies 40,915 square feet in Fox Tower and 24,413 square feet in 1000 Broadway.

Regal Entertainment’s lease expiration includes 24,413 square feet expiring May 31, 2011.

Based on in-place underwritten base rental revenues.

Investment Grade and Significant Mortgage Loans

Investment Grade and Significant Mortgage Loans

1000/Fox Portfolio (cont.)

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Reflects the combined as-is appraised value of $79,500,000 with respect to the 1000 Broadway Mortgaged Property and $192,000,000 with respect to the Fox Tower Mortgaged Property.

A portion of the Fox Tower and Mortgaged Property consists of an easement interest and a leasehold interest.

Both the 1000 Broadway borrower and the Fox Tower borrower are required to make deposits on the first of each month equal to one-twelfth of the estimated annual real estate taxes for the 1000 Broadway Mortgaged Property and the Fox Tower Mortgaged Property, as applicable.

Investment Grade and Significant Mortgage Loans

Investment Grade and Significant Mortgage Loans

1000/Fox Portfolio (cont.)

Sammamish Parkplace

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Investment Grade and Significant Mortgage Loans

Investment Grade and Significant Mortgage Loans

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The percentages of total base revenue are based on in-place underwritten base rental revenues.

Reflects in-place base rent.

NR means not rated.

Sammamish Parkplace (cont.)

Investment Grade and Significant Mortgage Loans

Investment Grade and Significant Mortgage Loans

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Sammamish Parkplace (cont.)

Investment Grade and Significant Mortgage Loans

Investment Grade and Significant Mortgage Loans

Pinnacle Towers

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Investment Grade and Significant Mortgage Loans

Investment Grade and Significant Mortgage Loans

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Ranked by approximate square feet.

The percentages of total base revenues are based on in-place underwritten base rental revenues.

Reflects in-place base rent.

Credit ratings are those by S&P and Fitch, respectively, and may reflect the rating of the parent company even though the parent company may have no obligations under the related lease. NR means not rated.

Pinnacle Towers (cont.)

Investment Grade and Significant Mortgage Loans

Investment Grade and Significant Mortgage Loans

Pinnacle Towers (cont.)

Investment Grade and Significant Mortgage Loans

Investment Grade and Significant Mortgage Loans

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Airtouch Spectrum Campus

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Investment Grade and Significant Mortgage Loans

Investment Grade and Significant Mortgage Loans

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The percentages of total base revenues are based on in-place underwritten base rental revenues.

Reflects in-place base rent.

Credit ratings are those by S&P and Fitch, respectively, and may reflect the rating of the parent company even though the parent company may have no obligations under the related lease.

Airtouch Spectrum Campus (cont.)

Investment Grade and Significant Mortgage Loans

Investment Grade and Significant Mortgage Loans

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Airtouch Spectrum Campus (cont.)

Investment Grade and Significant Mortgage Loans

Investment Grade and Significant Mortgage Loans

Investment Grade and Significant Mortgage Loans

Other Significant Mortgage Loans

Investment Grade and Significant Mortgage Loans

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Calculated based on U/W NCF, and debt service constant or interest rate, as applicable.

Algonquin Commons Portfolio

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The Algonquin Commons Portfolio is comprised of (i) the Algonquin Commons Phase I Mortgage Loan with a Cut-Off Date Balance of $75,390,383 and (ii) the Algonquin Commons Phase II Mortgage Loan with a Cut-Off Date Balance of $20,490,183.

Weighted average based on allocated loan amounts. The mortgage interest rate for the Algonquin Commons Phase I Mortgage Loan is 5.450% and the mortgage interest rate for the Algonquin Commons Phase II Mortgage Loan is 5.240%.

With respect to the Algonquin Commons Phase I Mortgage Loan, payments of interest only were required through and including the payment date in November 2005. With respect to the Algonquin Commons Phase II Mortgage Loan, payments of interest only were required through and including the payment date in December 2005.

Investment Grade and Significant Mortgage Loans

Investment Grade and Significant Mortgage Loans

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Ranked by approximate square feet.

The percentages of total base revenues are based on the aggregate in-place underwritten base rental revenues.

Reflects in-place base rent.

Credit ratings are those by S&P and Moody’s, respectively, and may reflect the rating of the parent company even though the parent company may have no obligations under the related lease. NR means not rated.

Formerly known as Galyan’s.

Investment Grade and Significant Mortgage Loans

Investment Grade and Significant Mortgage Loans

Algonquin Commons Portfolio (cont.)

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The Algonquin Commons Portfolio Mortgage Loan is comprised of (i) the Algonquin Commons Phase I Mortgage Loan with a cut-off date principal balance of $75,390,383 and (ii) the Algonquin Commons Phase II Mortgage Loan with a cut-off date principal balance of $20,490,183.

Investment Grade and Significant Mortgage Loans

Investment Grade and Significant Mortgage Loans

Algonquin Commons Portfolio (cont.)

One Convention Place

Investment Grade and Significant Mortgage Loans

Investment Grade and Significant Mortgage Loans

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Ranked by approximate square feet.

Tenants comprise multiple space leases, and the rent per square foot shown is an average of the different leases.

NR means not rated.

One Convention Place (cont.)

Investment Grade and Significant Mortgage Loans

Investment Grade and Significant Mortgage Loans

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The One Convention Place Mortgaged Property is a fee interest in commercial condominium units.

One Convention Place (cont.)

Investment Grade and Significant Mortgage Loans

Investment Grade and Significant Mortgage Loans

Regency Portfolio

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Represents the aggregate cut-off date principal balance of six mortgage loans.

Investment Grade and Significant Mortgage Loans

Investment Grade and Significant Mortgage Loans

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Ranked by approximate square feet.

The percentages of total base revenues are based on in-place underwritten base rental revenues.

Reflects in-place base rent.

Credit ratings are those of S&P and Moody’s, respectively, and may reflect the parent company rating even though the parent company may have no obligations under the related lease. NR means not rated.

Regency Portfolio (cont.)

Investment Grade and Significant Mortgage Loans

Investment Grade and Significant Mortgage Loans

Regency Portfolio (cont.)

Investment Grade and Significant Mortgage Loans

Investment Grade and Significant Mortgage Loans

Investment Grade and Significant Mortgage Loans

Top Seven Loans

Investment Grade and Significant Mortgage Loans

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Calculated based on Cut-Off Date Balance and the related or estimated appraised value.

S&P and Fitch have confirmed to us that the ratings in this column reflect an assessment by each such rating agency that, in the context of the inclusion of the subject Mortgage Loan in the Trust, the credit characteristics consistent with the specified ratings.

The 1000 Broadway Mortgage Loan with a cut-off date principal balance of $29,178,803 and the Fox Tower Mortgage Loan with a cut-off date principal balance of $91,566,409 are cross-collateralized and cross defaulted.

Investor Reporting

Investor Reporting

Updated collateral summary information will be a part of the monthly remittance report in addition to detailed P&I payment and delinquency information. Quarterly NOI and occupancy data, to the extent delivered by the borrowers, will be available to Certificateholders through the Trustee. The following is a list of some of the reports that are required to be made available to Certificateholders:

Investor Reporting

Timeline

Timeline

Timeline